Exhibit 10.11

AMENDMENT NUMBER TWO TO CONSOLIDATED SECURED PROMISSORY NOTE

This Amendment Number Two to Consolidated Secured Promissory Note (this “Amendment”) is entered into as of August 13, 2025, by and between Starco Brands, Inc., a Nevada corporation (“Borrower” or the “Company”), and Ross Sklar, an individual (“Lender”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Consolidated Note (as defined below).

RECITALS

WHEREAS, the Lender and Borrower are parties to a Consolidated Secured Promissory Note, dated August 11, 2023 (as restated, supplemented, or otherwise modified from time to time, collectively, the “Consolidated Note”), pursuant to which the Lender had loaned to Borrower the aggregate principal sum of Four Million Dollars ($4,000,000).

WHEREAS, the Borrower and certain of its subsidiaries (the “Borrower Group”) entered into a Loan and Security Agreement dated as of May 24, 2024 (as restated, supplemented or otherwise modified from time to time, collectively, the “LSA”) with Gibraltar Business Capital, LLC (“Gibraltar”), pursuant to which Gibraltar has agreed to extend certain financing arrangements to the Borrower Group;

WHEREAS, in connection with the LSA, the Lender and Gibraltar entered into that certain Subordination Agreement, dated as of May 24, 2024, between Lender and Gibraltar (the “Subordination Agreement”), pursuant to which the Lender has agreed to subordinate its rights under the Consolidated Note to Gibraltar’s rights under the LSA as set forth in the Subordination Agreement;

WHEREAS, the Lender, Borrower and Gibraltar, entered into Amendment Number One to the Consolidated Note, on May 31, 2024, pursuant to which, among other things, the Consolidated Note was made subject to the Subordination Agreement;

WHEREAS, in connection with the proceeds received by Borrower under the LSA and the terms of the Subordination Agreement, Borrower repaid Lender a sum of One Million Five Hundred Twenty-Seven Thousand Five Hundred Dollars ($1,527,500) on the original principal amount of the Consolidated Note, and as of the date hereof, the outstanding principal balance of the Consolidated Note is Two Million Four Hundred Seventy-Two Thousand Dollars Five Hundred ($2,472,500);

WHEREAS, the LSA has been amended by (a) that certain Waiver and Amendment No. 1 to Loan and Security Agreement, dated as of September 17, 2024 (the “First Amendment”), and (b) that certain Forbearance Agreement and Amendment No. 2 to Loan Agreement, dated as of July 18, 2025 (the “Forbearance and Amendment”);

WHEREAS, pursuant to the terms of the Forbearance and Amendment, Lender has (i) made an additional loan to Borrower in an amount equal to $500,000 as of July 15, 2025 (the “July 2025 Loan”), and (b) Lender intends to make an additional loan to Borrower in an amount equal to $500,000 on or prior to August 15, 2025 (the “August 2025 Loan”, and together with the July 2025 Loan, collectively, the “2025 Loans”), and has agreed that the 2025 Loans shall constitute Subordinated Debt under the terms of the LSA and Subordination Agreement; and

WHEREAS, Borrower has requested, and Lender has agreed, to consolidate the 2025 Loans as part of the obligations due and owing to Lender pursuant to the Consolidated Note, and to make such other amendments to the Consolidated Note pursuant to the terms hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments to the Consolidated Note.

a. The Consolidated Note is hereby amended by removing “$4,000,000” from the heading of the Consolidated Note and replacing it with “$3,472,500”.

b. The preamble of the Consolidated Note is hereby amended and restated in its entirety to read as follows:

“FOR VALUE OF RECEIVED Starco Brands, Inc., a Nevada corporation, its successors and assigns (“Borrower), enter into this Consolidated Secured Promissory Note (this “Consolidated Secured Promissory Note”) to consolidate (a) the Prior Notes (as defined below), (b) that certain loan to Borrower in an amount equal to $500,000 as of July 15, 2025 (the “July 2025 Loan”), and (c) that certain loan to Borrower in an amount equal to $500,000 to be made by Lender on or prior to August 15, 2025 (the “August 2025 Loan”, and together with the July 2025 Loan, collectively, the “2025 Loans”). Borrower promises to pay to the order of Ross Sklar, an individual (“Sklar” or “Lender”), at Lender’s current address of 706 N. Citrus Ave, Los Angeles, CA 90038, or at such other addresses as Lender may from time to time designate in writing to Borrower, the principal sum of THREE MILLION FOUR HUNDRED SEVENTY-TWO THOUSAND FIVE HUNDRED AND ZERO CENTS ($3,472,500.00) (the “Loan Amount”), together with interest thereon and all other sums due and/or payable under any Loan Document (the “Loan”); such principal and other sums to be calculated and payable as provided in this Consolidated Secured Promissory Note.”

c. The following Section 15 is hereby added to Consolidated Note, immediately following Section 14, to read as follows:

“15. Subordination. This Consolidated Secured Promissory Note is subject to that certain Subordination Agreement dated as of May 24, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination Agreement”), by and between Lender and Gibraltar Business Capital, LLC, a Delaware limited liability company (“Senior Lender”). Notwithstanding anything to the contrary in this Consolidated Secured Promissory Note, the obligations of Borrower in respect of this Consolidated Secured Promissory Note and Lender’s rights hereunder shall be subordinate and junior, to the extent and in the manner set forth in the Subordination Agreement, to the Senior Indebtedness. The provisions of this Section 15 are included solely for the purpose of defining the relative rights of Lender and Senior Lender, and nothing herein shall impair, as between Borrower and Lender, Borrower’s unconditional and absolute obligation to pay Lender all amounts owing hereunder when due in accordance with the tern’s of this Note and otherwise comply with the terms hereof. In the event of any conflict between the terms of the Consolidated Secured Promissory Note and the Subordination Agreement, the Subordination Agreement shall control.”

3. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

a. Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

b. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

c. Except as expressly set forth in (i) this Amendment, (ii) the Subordination Agreement, and (iii) the LSA, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of any other agreement between Lender and Borrower.

d. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of any agreements between Lender and Borrower. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

e. Borrower represents and warrants that as of the date hereof no events of default or other material breaches exist under any agreements between Lender and Borrower, or have occurred prior to the date hereof.

4. Certain Acknowledgements. Borrower and Lender each acknowledge and agree that (i) (a) Lender’s right to receive payments under the Consolidated Note; and (b) the lien granted by Borrower to Lender under the Consolidated Note are expressly subordinate and junior to Gibraltar’s right to receive payments under the LSA and to the lien granted by Borrower to Gibraltar under the LSA, pursuant to the terms of the Subordination Agreement, and (ii) Borrower’s repayment of principal and interest under the Consolidated Note are only permitted strictly in accordance with the terms set forth in Section 3.7 of the Subordination Agreement. In the event of a conflict between the terms of the Consolidated Note and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall govern and prevail.

5. Other Terms Unchanged. The Consolidated Note, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Consolidated Note after the date of this Amendment is deemed to be a reference to the Consolidated Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Consolidated Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Borrower under the Consolidated Note, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law and venue provisions, as set forth in the Consolidated Note.

6. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Borrower or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

“Borrower”

STARCO BRANDS, INC.,
a Nevada corporation

By:	/s/ Darin Brown
Name:	Darin Brown
Title:	Chief Operating Officer

“Lender”

/s/ Ross Sklar
Ross Sklar, an individual

Amendment Number Two

to Consolidated Secured Promissory Note

Accepted and Agreed on and as of

the date of this Amendment:

“Gibraltar”

GIBRALTAR BUSINESS CAPITAL, LLC,
a Delaware limited liability company

By:	/s/ Todd A. Seehase
Name:	Todd A. Seehase
Title:	Senior Vice President

Amendment Number Two

to Consolidated Secured Promissory Note